UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007
                                                 (April 20, 2007)


                             MULTI SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

  New Jersey                         0-12162                      22-2418056
---------------                -------------------           -------------------
(State or Other               (Commission File No.)            (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                              c/o Robert L. Frome
                              65 East 55th Street
                               New York, NY 10022
                    ---------------------------------------
                    (Address of Principal Executive Office)

                                 (212) 451-2254
               --------------------------------------------------
               Registrant's telephone number, including area code


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

     On April 20, 2007, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") with its wholly-owned subsidiary Multi Sub, Inc., a New Jersey corporation , USA Real New Technology, Inc., a New Jersey corporation ("Real New") and direct parent of Shaanxi Real New Technology Co., Ltd., a limited liability corporation incorporated under the laws of The People's Republic of China, Robert L. Frome ("Frome"), an individual, Bridge Ventures, Inc., a Florida corporation ("Bridge Ventures"), and Michael Potter, an individual ("Potter")(Frome, Bridge Ventures and Potter are hereinafter collectively referred to as the "Controlling Shareholders").

     Pursuant to the Agreement, Multi Sub Inc. will merge with and into Real New. At the closing of the Agreement, the Controlling Shareholders shall have converted a portion of the Registrant's 6% Convertible Debentures (the "Debentures") held by the Controlling Shareholders into 18,903,031 shares of common stock of the Registrant, such amount representing 47.3% of the 40,000,000 issued and outstanding shares of common stock, and shall issue these shares to the shareholders of Real New in addition to the unconverted Debentures In consideration of the issuance of the shares and the unconverted Debentures, Real New shall pay to the Controlling Shareholders an aggregate of $200,000 and 2% of the outstanding capital stock of the Registrant subsequent to the reverse stock split described below. The merger is scheduled to close on or about May 15, 2007, but no later than May 31, 2007.

     Upon the filing of a Certificate of Amendment to increase the amount of authorized shares of common stock of the Company, the shareholders of Real New shall (i) convert the unconverted portion of the Debentures into an aggregate of 858,381 shares of common stock and (ii) shall be issued an additional 9,296,619 shares of common stock, after taking into account the reverse stock split as described herein. The Agreement also provides for a 1:64 reverse split of the Registrant's common stock at the time the Certificate of Amendment is filed. As a result, upon completion of the merger and after taking into account the reverse stock split, the Registrant will have 11,000,000 shares of common stock outstanding, with 95% held by Real New shareholders, and 5% held by the Registrant's current shareholders, 2% of which are owned by the Controlling Shareholders. The Agreement is conditioned upon satisfactory completion of due diligence and other corporate actions.


     On the Closing, Jerome Goubeaux ("Goubeaux") and Ken Roberts ("Roberts"), the sole Directors of the Registrant shall stay in office and Real New shall nominate two additional members to the Board of Directors (the "Board"), however, each will resign from their position as President and Secretary respectively. The Registrant shall distribute to its shareholders an Information Statement with respect to the additional new directors to be elected to the Board, and following the expiration of any applicable notice period, and upon conversion of the unconverted portion of the debentures, Messrs. Gobeaux and Roberts shall resign as directors, and be replaced by the directors chosen by the holders of a majority of the then outstanding shares of common stock of the Registrant.

                  Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

      (c)   Exhibits.

      10.1  Agreement and Plan of Merger dated April 20, 2007.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                                      MULTI SOLUTIONS, INC.

Date: April 25, 2007                            By: /s/ Jerome Goubeaux
                                                    ---------------------------
                                                   Jerome Goubeaux, President